IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

§
                                          §
In re                                                                                           §           Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,                                §           Case No. 08-45664 (DML)
                                                                                        §
§
Debtors.                                                                 §
§           JOINTLY ADMINISTERED
§

ORDER PURSUANT TO SECTIONS 362 AND 105(a)
OF THE BANKRUPTCY CODE ESTABLISHING NOTIFICATION PROCEDURES AND APPROVING RESTRICTIONS ON CERTAIN
TRANSFERS OF INTERESTS IN THE DEBTORS
(Relates to Docket No. 590)

Upon the motion dated January 17, 2009 (the “Motion”)1 of Pilgrim’s Pride Corporation (“PPC”) and certain of its subsidiaries and affiliates, as debtors and

1 All capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Motion.

debtors in possession (collectively, the “Debtors”), pursuant to sections 362 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), seeking authorization to establish notification procedures and approve restrictions on certain transfers of interest in the Debtors’ estates, as more fully described in the Motion; and consideration of the Motion and the relief requested being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to (i) the United States Trustee for the Northern District of Texas; (ii) the attorneys for the statutory committee of unsecured creditors; (iii) the attorneys for the Debtors’ postpetition lenders; (iv) the Securities and Exchange Commission; (v) the Internal Revenue Service; (vi) the United States Attorney for the Northern District of Texas; (vii) all parties who have requested notice in these chapter 11 cases; (viii) any transfer agent(s) for PPC Common Stock and (ix) those certain holders of PPC Common stock who have filed Forms 13D and 13G with the SEC since January 1, 2008 (the “Notice Parties”) and it appearing that no other or further notice need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtors, its creditors and all parties in interest; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor, it is:
FOUND that the Debtors’ net operating loss carryforwards (“NOLs”) and certain other tax attributes, including “built-in” losses (together with the NOLs, the “Tax Attributes”) are property of the Debtors’ estates and are protected by section 362(a) of the Bankruptcy Code; and it is further

FOUND that unrestricted trading in PPC common stock (the “PPC Common Stock”) against the Debtors before the Debtors’ emergence from chapter 11 could severely limit the Debtors’ ability to use the Tax Attributes for purposes of the Internal Revenue Code of 1986, as amended (the “Tax Code”), as set forth in the Motion; and it is further
FOUND that the notification procedures and restrictions on certain transfers of PPC Common Stock are necessary and proper to preserve the Tax Attributes and are therefore in the best interests of the Debtors, their estate, and their creditors

THEREFORE, IT IS:
ORDERED that the Motion is granted as provided herein; and it is further
ORDERED that until further order of this Court to the contrary, any acquisitions, dispositions, or trading in violation of the restrictions set forth herein shall be null and void ab initio as an act in violation of the automatic stay prescribed in section 362 of the Bankruptcy Code and pursuant to this Court’s equitable power prescribed in section 105(a) of the Bankruptcy Code; and it is further
ORDERED that the following procedures and restrictions shall apply to trading in PPC Common Stock and are approved:

(1)
Notice of Substantial PPC Common Stock Ownership.  Any person or entity (as such latter term is defined in section 382 of the Tax Code, including persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition, an “Entity”) that beneficially owns, at any time on or after the filing date of the Motion, PPC Common Stock in an amount sufficient to qualify such person or entity as a Substantial Equityholder (as defined below) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Substantial Stock Ownership (a “Substantial Ownership Notice”), in the form attached to the Notice of Procedures as Exhibit 1, specifically and in detail describing the PPC Common Stock ownership of such person or entity, on or before the date that is the later of: (a) ten (10) days after the entry of this Order or (b) ten (10) days after that person or entity qualifies as a Substantial Equityholder.  At the holder’s election, the Substantial Ownership Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns.

(2)
Acquisition of PPC Common Stock or Options.  At least thirty (30) calendar days prior to the proposed date of any transfer of equity securities (including Options, as defined below, to acquire such securities) that would result in an increase in the amount of PPC Common Stock beneficially owned by any person or Entity who as of the filing of the Motion is or subsequently becomes a Substantial Equityholder or that would result in a person or Entity  becoming a Substantial Equityholder (a “Proposed Equity Acquisition Transaction”), such person, Entity or Substantial Equityholder (a “Proposed Equity Transferee”) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Intent to Purchase, Acquire or Otherwise Accumulate PPC Common Stock (an “Equity Acquisition Notice”), in the form attached to the Notice of Procedures as Exhibit 2, specifically and in detail describing the proposed transaction in which PPC Common Stock would be acquired.  At the holder’s election, the Equity Acquisition Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns and proposes to purchase or otherwise acquire.

(3)
Disposition of PPC Common Stock or Options.  At least thirty (30) calendar days prior to the proposed date of any transfer or other disposition of equity securities that would result in a decrease in the amount of PPC Common Stock beneficially owned by a Substantial Equityholder or that would result in a person or Entity ceasing to be a Substantial Equityholder (a “Proposed Equity Disposition Transaction” and together with a Proposed Equity Acquisition Transaction, a “Proposed Equity Transaction”), such person, Entity or Substantial Equityholder (a “Proposed Equity Transferor”) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Intent to Sell, Trade or Otherwise Transfer PPC Common Stock (an “Equity Disposition Notice, and together with an Equity Acquisition Notice, an “Equity Trading Notice”), in the form attached to the Notice of Procedures as Exhibit 3, specifically and in detail describing the proposed transaction in which PPC Common Stock would be transferred.  At the holder’s election, the Equity Disposition Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns and proposes to sell or otherwise transfer.
(4)
Objection Procedures.  The Debtors shall have twenty (20) calendar days after the filing of an Equity Trading Notice (the “Equity Objection Deadline”) to file with the Court and serve on a Proposed Equity Transferee or a Proposed Equity Transferor, as the case may be, an objection to any proposed transfer of PPC Common Stock described in such Equity Trading Notice on the grounds that such transfer may adversely affect the Debtors’ ability to utilize the Tax Attributes (an “Equity Objection”) as a result of an ownership change under section 382 or section 383 of the Tax Code.

a)
If the Debtors file an Equity Objection by the Equity Objection Deadline, then the Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction shall not be effective unless approved by a final and nonappealable order of this Court.

b)
a) If the Debtors do not file an Equity Objection by the Equity Objection Deadline, or if the Debtors provide written authorization to the Proposed Equity Transferor approving the Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, prior to the Equity Objection Deadline, then such Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, may proceed solely as specifically described in the Equity Trading Notice.  Any further Proposed Equity Transaction must be the subject of additional notices as set forth herein, with an additional thirty (30) calendar day waiting period.

(5)
Unauthorized Transactions in PPC Common Stock or Options.  Effective as of the date of the filing of the Motion and until further order of the Court to the contrary, any acquisition, disposition or other transfer of PPC Common Stock in violation of the procedures set forth herein shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

(6)	Definitions. For purposes of this Order:

(a)
Substantial Equityholder.  A “Substantial Equityholder” is any person or entity that beneficially owns at least 3,517,648 shares of PPC common stock (“PPC Common Stock") (representing approximately 4.75% of all issued and outstanding shares of PPC's commons stock);

(b)
Beneficial Ownership.  “Beneficial ownership” (or any variation thereof of PPC Common Stock and Options to acquire PPC Common Stock) shall be determined in accordance with applicable rules under section 382 of the Tax Code, the U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder and rulings issued by the Internal Revenue Service, and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (i) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (ii) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock and (iii) in certain cases, the ownership of an Option (as defined below) to acquire PPC Common Stock; and

(c)
Option.  An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest regardless of whether it is contingent or otherwise not currently exercisable; and for the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire PPC Common Stock may be treated as the owner of such PPC Common Stock.

(7)	The Debtors may waive, in writing, any and all restrictions, stays, and notification procedures contained in this Order.
and it is further
                               ORDERED that any person or Entity acquiring and/or disposing of PPC Common Stock in violation of the restrictions set forth herein, or failing to comply with the “Notice of Substantial Stock

 Ownership,” “Equity Acquisition Notice,” and/or “Equity Disposition Notice” requirements, as may be the case, shall be subject to such sanctions as the Court may consider appropriate pursuant to this

Court’s equitable power prescribed in section 105(a) of the Bankruptcy Code; provided, however, that any person or entity that has acquired, disposed of, or otherwise transferred PPC Common Stock prior to entry of this Order in violation thereof and without notice of the Motion shall not be subject to sanctions or otherwise be treated as having acted in violation of the automatic stay under section 362 of the Bankruptcy Code upon a showing to the Court of lack of notice of the Motion; and it is further
ORDERED that the notices substantially in the form annexed hereto as Exhibit A, Exhibit 1, Exhibit 2, and Exhibit 3 are approved; and it is further
ORDERED that the Debtors shall serve a copy of this Order and the Notice of Procedures substantially in the form annexed hereto as Exhibit A describing the authorized trading restrictions and notification requirements to the Notice Parties.  Upon receipt of the Notice of Procedures, any transfer agents shall send the Notice of Procedures to all holders of PPC Common Stock registered with the transfer agent.  Any registered holder shall, in turn, provide the Notice of Procedures to any holder for whose account the registered holder holds PPC Common Stock.  Any holder shall, in turn, provide the Notice of Procedures to any person or entity for whom the holder holds PPC Common Stock; and it is further
ORDERED that the Debtors shall post the Notice of Procedures and this Order on the PPC’s website at http://www.pilgrimspride.com, and on the website established by the Debtors’ claim agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/pilgrimspride; and it is further
ORDERED that nothing herein shall preclude any person or Entity desirous of purchasing or transferring any interest from seeking appropriate relief from the provisions of this Order in this Court, subject to the Debtors’ rights to oppose such relief; and it is further

ORDERED that the requirements set forth in this Order are in addition to the requirements of Bankruptcy Rule 3001(e), applicable securities, corporate, and other laws, and do not excuse compliance therewith; and it is further
ORDERED that the Court shall retain jurisdiction with respect to any matters, claims, rights or disputes arising from or related to the implementation of this Order.
### END OF ORDER ###

Exhibit A

Notice of Procedures

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS

§
                                        §
In re                                                                                           §           Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,                                §           Case No. 08-45664 (DML)
                                                                                        §
§
Debtors.                                                                 §
§           JOINTLY ADMINISTERED

NOTICE ESTABLISHING NOTIFICATION PROCEDURES
AND RESTRICTIONS ON CERTAIN TRANSFERS
AND DISPOSITIONS OF INTERESTS IN THE DEBTORS’ ESTATES

TO ALL PERSONS OR ENTITIES WITH EQUITY INTERESTS IN PILGRIM’S PRIDE CORPORATION1:

PLEASE TAKE NOTICE that on December 1, 2008 (the “Commencement Date”), Pilgrim’s Pride Corporation (“PPC”) and certain of its subsidiaries and affiliates, as debtors and debtors in possession (collectively, the “Debtors”)2 commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  Section 362(a) of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors’ estates or to exercise control over property of the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on February 11, 2009, the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), having jurisdiction over these chapter 11 cases, upon motion of the Debtors (the “Motion”), entered an order (i) finding that the Debtors’ net operating loss carryforwards (“NOLs”) and certain other tax attributes, including “built-in” losses (together with the NOLs, the “Tax Attributes”) are property of the Debtors’ estates and are protected by section 362(a) of the Bankruptcy Code; (ii) finding that trading in PPC common stock (the “PPC Common Stock”) against the Debtors could severely limit the Debtors’ ability to use the Tax Attributes for purposes of the Internal Revenue Code of 1986, as amended (the “Tax Code”), and (iii) approving the procedures set forth below

1 All capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Motion.

2 The Debtors in these cases are PPC; PFS Distribution Company; PPC Transportation Company; To-Ricos, Ltd.; To-Ricos Distribution, Ltd.; Pilgrim’s Pride Corporation of West Virginia, Inc.; and PPC Marketing, Ltd.

to preserve the Tax Attributes pursuant to sections 105(a) and 362(a) of the Bankruptcy Code (the “Order”).  ANY ACQUISITION, DISPOSITION OR OTHER TRANSFER IN VIOLATION OF THE RESTRICTIONS SET FORTH BELOW SHALL BE NULL AND VOID AB INITIO AS AN ACT IN VIOLATION OF THE AUTOMATIC STAY UNDER SECTIONS 105(A) AND 362 OF THE BANKRUPTCY CODE.

PLEASE TAKE FURTHER NOTICE that the following procedures and restrictions have been approved by the Bankruptcy Court and shall apply to holding and trading in PPC Common Stock:

(1)
Notice of Substantial PPC Common Stock Ownership.  Any person or entity (as such latter term is defined in section 382 of the Tax Code, including persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition, an “Entity”) that beneficially owns, at any time on or after the filing date of the Motion, PPC Common Stock (as defined below) in an amount sufficient to qualify such person or entity as a Substantial Equityholder (as defined below) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Substantial Stock Ownership (a “Substantial Ownership Notice”), in the form attached hereto as Exhibit 1, specifically and in detail describing the PPC Common Stock ownership of such person or entity, on or before the date that is the later of: (a) ten (10) days after the entry of the Court’s order granting this Motion or (b) ten (10) days after that person or Entity qualifies as a Substantial Equityholder.  At the holder’s election, the Substantial Ownership Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns.

(2)
Acquisition of PPC Common Stock or Options.  At least thirty (30) calendar days prior to the proposed date of any transfer of equity securities (including Options, as defined below, to acquire such securities) that would result in an increase in the amount of PPC Common Stock beneficially owned by any person or Entity who as of the filing of this Motion is or subsequently becomes a Substantial Equityholder or that would result in a person or Entity becoming a Substantial Equityholder (a “Proposed Equity Acquisition Transaction”), such person, Entity or Substantial Equityholder (a “Proposed Equity Transferee”) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Intent to Purchase, Acquire or Otherwise Accumulate PPC Common Stock (an “Equity Acquisition Notice”), in the form attached hereto as Exhibit 2, specifically and in detail describing the proposed transaction in which PPC Common Stock would be acquired.  At the holder’s election, the Equity Acquisition Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns and proposes to purchase or otherwise acquire.

(3)	Disposition of PPC Common Stock or Options. At least thirty (30) calendar days prior to the proposed date of any transfer or other disposition of equity securities that would result in a decrease in the amount of PPC Common Stock beneficially owned by a Substantial Equityholder or that would result in a person or Entity ceasing to be a Substantial Equityholder (a “Proposed Equity Disposition Transaction” and together with a Proposed Equity Acquisition Transaction, a “Proposed Equity Transaction”), such person, Entity or Substantial Equityholder (a “Proposed Equity Transferor”) shall file with the Court, and serve upon the Debtors and Debtors’ counsel, a Notice of Intent to Sell, Trade or Otherwise Transfer PPC Common Stock (an “Equity Disposition Notice, and together with an Equity Acquisition Notice, an “Equity Trading Notice”), in the form attached hereto as Exhibit 3, specifically and in detail describing the proposed transaction in which PPC Common Stock would be transferred.  At the holder’s election, the Equity Disposition Notice to be filed with the Court may be redacted to exclude such holder’s taxpayer identification number and the number of shares of PPC Common Stock that such holder beneficially owns and proposes to sell or otherwise transfer.

(4)
Objection Procedures.  The Debtors shall have twenty (20) calendar days after the filing of an Equity Trading Notice (the “Equity Objection Deadline”) to file with the Court and serve on a Proposed Equity Transferee or a Proposed Equity Transferor, as the case may be, an objection to any proposed transfer of PPC Common Stock described in such Equity Trading Notice on the grounds that such transfer may adversely affect the Debtors’ ability to utilize the Tax Attributes (an “Equity Objection”) as a result of an ownership change under section 382 or section 383 of the Tax Code.

c)
If the Debtors file an Equity Objection by the Equity Objection Deadline then the Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction shall not be effective unless approved by a final and nonappealable order of this Court.

d)
If the Debtors do not file an Equity Objection by the Equity Objection Deadline, or if the Debtors provide written authorization to the Proposed Equity Transferor approving the Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, prior to the Equity Objection Deadline, then such Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, may proceed solely as specifically described in the Equity Trading Notice.  Any further Proposed Equity Transaction must be the subject of additional notices as set forth herein, with an additional thirty (30) calendar day waiting period.

(5)
Unauthorized Transactions in PPC Common Stock or Options.  Effective as of the date of the filing of this Motion and until further order of the Court to the contrary, any acquisition, disposition or other transfer of PPC Common Stock in violation of the procedures set forth herein shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

(6)	Definitions. For purposes of these Procedures:

(d)
Substantial Equityholder.  A “Substantial Equityholder” is any person or entity that beneficially owns at least 3,517,648 shares of PPC common stock (“PPC Common Stock”) (representing approximately 4.75% of all issued and outstanding shares of PPC Holding’s common stock);

(e)
Beneficial Ownership.  “Beneficial ownership” (or any variation thereof of PPC Common Stock and Options to acquire PPC Common Stock) shall be determined in accordance with applicable rules under section 382 of the Tax Code, the U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder and rulings issued by the Internal Revenue Service, and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (i) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (ii) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock and (iii) in certain cases, the ownership of an Option (as defined below) to acquire PPC Common Stock; and

(f)
Option.  An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest regardless of whether it is contingent or otherwise not currently exercisable; and for the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire PPC Common Stock may be treated as the owner of such PPC Common Stock.

(7)	The Debtors may waive, in writing, any and all restrictions, stays, and notification procedures contained herein.

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE WILL CONSTITUTE A VIOLATION OF THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.

           ANY PROHIBITED ACQUISITION, DISPOSITION OR OTHER TRANSFER OF PPC COMMON STOCK IN VIOLATION OF THE ORDER WILL BE NULL AND VOID AB INITIO AND MAY LEAD TO CONTEMPT, COMPENSATORY DAMAGES, PUNITIVE DAMAGES, OR SANCTIONS BEING IMPOSED BY THE BANKRUPTCY COURT; PROVIDED, HOWEVER, THAT ANY PERSON OR ENTITY

THAT HAS ACQUIRED, DISPOSED OF, OR OTHERWISE TRANSFERRED PPC COMMON STOCK PRIOR TO ENTRY OF THE ORDER IN VIOLATION THEREOF AND WITHOUT NOTICE OF THE MOTION SHALL NOT BE SUBJECT TO SANCTIONS OR OTHERWISE BE TREATED AS HAVING ACTED IN VIOLATION OF THE AUTOMATIC STAY UNDER SECTION 362 OF THE BANKRUPTCY CODE UPON A SHOWING TO THE COURT OF LACK OF NOTICE OF THE MOTION.

PLEASE TAKE FURTHER NOTICE that any person or entity desirous of acquiring an interest restricted by the Order may request relief from the Court for cause at any time and the Debtors may oppose such relief.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

Dated:    February 11, 2009
Fort Worth, Texas

/s/ Stephen A. Youngman
Martin A. Sosland (18855645)
Stephen A. Youngman (22226600)
WEIL, GOTSHAL & MANGES LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Telephone: (214) 746-7700
Facsimile: (214) 746-7777

-and-

Gary T. Holtzer (pro hac vice)
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors and
Debtors in Possession

Exhibit 1
Substantial Stock Ownership Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

§
                                        §
In re                                                                                           §           Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,                                §           Case No. 08-45664 (DML)
                                                                                        §
§
Debtors.                                                                 §
§           JOINTLY ADMINISTERED

NOTICE OF SUBSTANTIAL STOCK OWNERSHIP

PLEASE TAKE NOTICE THAT [Name of Shareholder] hereby provides notice (the “Notice”), that, as of [Date], [Name of Shareholder] beneficially owns  _______________ shares of common stock of Pilgrim’s Pride Corporation (the “PPC Common Stock”), and/or Options to acquire ____________ shares of PPC Common Stock, which represents ___% of the total amount of the PPC Common Stock currently outstanding.

PLEASE TAKE FURTHER NOTICE THAT the taxpayer identification number of [Name of Shareholder] is ______________.

PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [Name of Shareholder] hereby declares that it has examined this Notice and accompanying attachments (if any), and, to the best of its knowledge and belief, this Notice and any attachments which purport to be part of this Notice are true, correct and complete.

PLEASE TAKE FURTHER NOTICE that, pursuant to the [Order], this Notice is being filed with the Court and served upon the Debtors and the Debtors’ counsel.

For purposes of this Notice, (i) “Beneficial ownership” (or any variation thereof of PPC Common Stock and Options to acquire PPC Common Stock) shall be determined in accordance with applicable rules under section 382 of the Internal Revenue Code of 1986, as amended, the U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder and rulings issued by the Internal Revenue Service, and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (B) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock, and (C) in certain cases, the ownership of an Option (as defined below) to acquire PPC Common Stock.  An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

[IF APPLICABLE] I am represented by [name of the law firm], [address], [phone], (Attn: [name]).

Respectfully submitted,

(Name of Shareholder)

By:
Name:
Title:
Address:

Telephone:
Facsimile:

Date: ______________________

Exhibit 2
Equity Acquisition Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

§
                                        §
In re                                                                                           §           Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,                                §           Case No. 08-45664 (DML)
                                                                                        §
§
Debtors.                                                                 §
§           JOINTLY ADMINISTERED

NOTICE OF INTENT TO PURCHASE, ACQUIRE
OR OTHERWISE ACCUMULATE PPC COMMON STOCK

PLEASE TAKE NOTICE THAT [Name of Prospective Acquirer] hereby provides notice (the “Notice”) of its intention to purchase, acquire or otherwise accumulate one or more shares of Pilgrim’s Pride Corporation (“PPC”) common stock (the “PPC Common Stock”) or an Option (as defined below) with respect to any of the foregoing (the “Proposed Transfer”).

PLEASE TAKE FURTHER NOTICE THAT [Name of Prospective Acquirer] currently beneficially owns  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock, which represents ___% of the total amount of the PPC Common Stock currently outstanding.

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Proposed Transfer, [Name of Prospective Acquirer] proposes to purchase, acquire or otherwise accumulate  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock.

If the Proposed Transfer is permitted to occur, [Name of Prospective Acquirer] will beneficially own  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock.

PLEASE TAKE FURTHER NOTICE THAT the taxpayer identification number of [Name of Prospective Acquirer] is ______________.

PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [Name of Prospective Acquirer] hereby declares that it has examined this Notice and accompanying attachments (if any), and, to the best of its knowledge and belief, this Notice and any attachments which purport to be part of this Notice are true, correct and complete.

PLEASE TAKE FURTHER NOTICE that, pursuant to the [Order], this Notice is being filed with the Court1 and served upon the Debtors and the Debtors’ counsel.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty (20) calendar days after the filing of this Notice to object to the Proposed Transfer described herein.  If the Debtors file an objection, such Proposed Transfer will not be effective unless approved by a final and nonappealable order of the Court.  If the Debtors do not object within such twenty (20) calendar day period, or if the Debtors provide written authorization approving the Proposed Transfer prior to the end of such twenty (20) calendar day period, then such Proposed Transfer may proceed solely as specifically described in this Notice.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by [Name of Prospective Acquirer] that may result in [Name of Prospective Acquirer] purchasing, acquiring or otherwise accumulating shares of PPC Common Stock (or Options with respect thereto) will each require an additional notice filed with the Court to be served in the same manner as this Notice.

For purposes of this Notice, (i) “Beneficial ownership” (or any variation thereof of PPC Common Stock and Options to acquire PPC Common Stock) shall be determined in accordance with applicable rules under section 382 of the Internal Revenue Code of 1986, as amended, the U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder and rulings issued by the Internal Revenue Service, and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (B) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock, and (C) in certain cases, the ownership of an Option (as defined below) to acquire PPC Common Stock.  An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

Respectfully submitted,

(Name of Prospective Acquirer)

By:
Name:
Title:
Address:

1 All terms not expressly defined in this Notice shall be construed to have the same meaning as such terms have in the Order.

Telephone:
Facsimile:

Date: ______________________

Exhibit 3
Equity Disposition Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

§
                                                     §
In re                                                                                           §           Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,                                §           Case No. 08-45664 (DML)
                                                                                        §
§
Debtors.                                                                 §
§           JOINTLY ADMINISTERED

NOTICE OF INTENT TO SELL, TRADE
OR OTHERWISE TRANSFER PPC COMMON STOCK

PLEASE TAKE NOTICE THAT [Name of Prospective Seller] hereby provides notice of its intention to sell, trade or otherwise transfer one or more shares of Pilgrim’s Pride Corporation (“PPC”) common stock (the “PPC Common Stock”) or an Option (as defined below) with respect to any of the foregoing (the “Proposed Transfer”).

PLEASE TAKE FURTHER NOTICE THAT [Name of Prospective Seller] currently beneficially owns  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock, which represents ___% of the total amount of the PPC Common Stock currently outstanding.

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Proposed Transfer, [Name of Prospective Seller] proposes to sell, trade or otherwise transfer  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock.  The following table sets forth a summary of the description and the timing of the proposed sale, trade, or other transfer.

Description	Date to be disposed

                                                            (Attach additional page if necessary)

If the Proposed Transfer is permitted to occur, [Name of Prospective Seller] will own,  _______________ shares of PPC Common Stock and/or Options to acquire ____________ shares of PPC Common Stock.

PLEASE TAKE FURTHER NOTICE THAT the taxpayer identification number of [Name of Prospective Seller] is ______________.

PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [Name of Prospective Seller] hereby declares that it has examined this Notice and accompanying attachments (if any), and, to the best of its knowledge and belief, this Notice and any attachments which purport to be part of this Notice are true, correct and complete.

PLEASE TAKE FURTHER NOTICE that, pursuant to the [Order], this Notice is being filed with the Court1 and served upon the Debtors and the Debtors’ counsel.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty (20) calendar days after the filing of this Notice to object to the Proposed Transfer described herein.  If the Debtors file an objection, such Proposed Transfer will not be effective unless approved by a final and nonappealable order of the Court.  If the Debtors do not object within such twenty (20) calendar period, or if the Debtors provide written authorization approving the Proposed Transfer prior to the end of such twenty (20) calendar day period, then such Proposed Transfer may proceed solely as specifically described in this Notice.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by [Name of Prospective Seller] that may result in [Name of Prospective Seller] selling, trading or otherwise transferring shares of PPC Common Stock (or an Option with respect thereto) will each require an additional notice filed with the Court to be served in the same manner as this Notice.

For purposes of this Notice, (i) “Beneficial ownership” (or any variation thereof of PPC Common Stock and Options to acquire PPC Common Stock) shall be determined in accordance with applicable rules under section 382 of the Internal Revenue Code of 1986, as amended, the U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder and rulings issued by the Internal Revenue Service, and, thus, to the extent provided in those rules, from time to time shall include, without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (B) ownership by a holder’s family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock, and (C) in certain cases, the ownership of an Option (as defined below) to acquire PPC Common Stock.  An “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

 [IF APPLICABLE] I am represented by [name of the law firm], [address], [phone], (Attn: [name]).

1 All terms not expressly defined in this Notice shall be construed to have the same meaning as such terms have in the Orders.

Respectfully submitted,

(Name of Prospective Seller)

By:
Name:
Title:
Address:

Telephone:
Facsimile:

Date: ______________________